Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4

*CUSIP:	21988G296	Class	A-1
	21988GCG9	Class	A-2A
	21988GCH7	Class	A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 8, 2014.

INTEREST ACCOUNT

Balance as of July 15, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of October 8, 2014 Call Price received October 8, 2014 upon exercise of Call Warrants by certain of the holders thereof		$3,616,062.48

LESS:
Distribution to Class A-1 Holders	-$	360,243.06
Distribution to Class A-2A Holders	-$	3,062,917.35
Distribution to Class A-2B Holders	-$	192,902.07
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of October 8, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of July 15, 2014		$0.00
Scheduled principal payment received on securities		$0.00
Principal portion of October 8, 2014 Call Price received October 8, 2014 upon exercise of Call Warrants by certain of the holders thereof		$25,000,000.00

LESS:
Distribution of principal to Class A-1 Holders on October 8, 2014	-$	25,000,000.00
Distribution of principal to Class A-2A Holders on October 8, 2014	-$	0.00
Distribution of principal to Class A-2B Holders on October 8, 2014	-$	0.00
Distribution of $25,000,000 principal amount of underlying securities to certain Call Warrants Holders on October 8, 2014	-$	0.00
Balance as of October 8, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF October 8, 2014

Principal Amount	Title of Security

$0.00	Republic New York Corporation, predecessor to HSBC USA Inc. 7.20% Subordinated Debentures due July 15, 2097
*CUSIP: 760719BH6

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to their correctness. They are included solely for the convenience of the Holders.